Exhibit 5.5

60 Park Place Suite 404 Newark, NJ 07102 Telephone: 973-520-2300 Fax: 212-303-2754 www.lockelord.com

May 8, 2024

DOCS Global, Inc.

79 T.W. Alexander Drive

4401 Research Commons, Suite 300

Durham, N.C. 22709

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as New Jersey counsel to DOCS Global, Inc., a New Jersey corporation (the “Company”) in connection with the filing of a registration statement on Form F-3 by ICON plc, an Irish public limited company (“ICON”) (Registration No. 333-278943) (including the documents incorporated by reference therein, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), relating to the registration pursuant to the Securities Act of 1933, as amended (the “Act”), pursuant to which ICON Investments Six Designated Activity Company, an Irish designated activity company (the “Issuer”) is issuing (i) $750,000,000 aggregate principal amount of 5.809% Senior Secured Notes due 2027; (ii) $750,000,000 aggregated principal amount of 5.849% Senior Secured Notes due 2029; and (iii) $500,000,000 aggregate principal amount of 6.000% Senior Secured Notes due 2034 (collectively, the “Securities”), which Securities will be guaranteed by the Company (the “Guarantee”) pursuant to Article 5 of the Supplemental Indenture and Article 10 of the Base Indenture (each, as defined below).

The Securities are being issued under an indenture (the “Base Indenture”), dated as of May 8, 2024, entered into among the ICON, the Issuer and Citibank, N.A., as trustee (the “Trustee”), as supplemented by a first supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), entered into among ICON, the Issuer, the Company, the other guarantors party thereto, the Trustee and Citibank, N.A., London Branch, as notes collateral agent (the “Notes Collateral Agent”).

For purposes of the opinions set forth in this opinion letter, we have reviewed copies of the following documents:

(i)	the Indenture;

(ii)	the Guarantee;

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DOCS Global, Inc.

May 8, 2024

(iii)	the Registration Statement and the prospectus dated April 26, 2024 (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement, dated April 26, 2024 (including the documents incorporated therein by reference, together with the Base Prospectus, the “Preliminary Prospectus”), filed pursuant to Rule 424(b) under the Securities Act and the prospectus supplement dated April 30, 2024 (including the documents incorporated therein by reference, together with the Base Prospectus, the “Prospectus”), filed pursuant to Rule 424(b) under the Securities Act;

(iv)	the underwriting agreement, dated as of April 30, 2024, among ICON, the Issuer, the Company, the other guarantors party thereto and Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Santander US Capital Markets LLC as underwriters listed therein (the “Underwriting Agreement”)

(v)	a copy of the Certificate of Incorporation of the Company, as amended to date (the Certificate of Incorporation”), as certified by the New Jersey Division of Revenue and Enterprise Services of the Department of the Treasury of the State of New Jersey (the “Division”) on February 13, 2024;

(vi)	a copy of the bylaws of the Company, certified by an officer of the Company as being true, complete and correct and in full force and effect;

(vii)	a certificate of standing issued by the Division, dated April 12, 2024, and a Status Report, dated May 6, 2024, in each case in respect of the Company (collectively, the “Standing Certificate”); and

(viii)	a Secretary’s Certificate of the Company dated May 8, 2024.

The documents specified in items (v) and (vi) above are referred to herein collectively herein as the “Governing Documents”.

In connection with this opinion, we have relied, without independent verification as to all matters of fact, upon certificates and written statements of officers of the Company and we have assumed that (i) the Registration Statement, and any amendments thereto (including any post effective amendments), will have become effective, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus, (iii) the Issuer is validly existing and in good standing under the laws of the jurisdiction in which it is organized, (iv) all corporate or other action required to be taken to duly authorize each proposed issuance by the Issuer and any related documentation shall have been duly completed and shall remain in full force and effect, (v) except as provided in our opinions herein, the Underwriting Agreement has been duly authorized and validly executed and delivered by the Issuer and the other parties thereto in accordance with their respective organizational documents and the laws of the respective jurisdictions in which the Issuer and such other parties are organized, (vi) except as provided in our opinions herein, the Indenture has been duly executed and delivered by the Issuer and all other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended, and (vii) the execution, delivery, issuance and performance, as applicable, by the Issuer of the Underwriting Agreement will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which the Issuer is organized.

DOCS Global, Inc.

May 8, 2024

We advise you that, (i) we do not represent the Company on a regular basis and there are consequently many matters of a legal nature concerning the Company, as well as other matters about which we have not been consulted and about which we have no knowledge and (ii) we were not involved in the drafting or negotiation of the Registration Statement, the Indenture or the Prospectus or any amendments of supplements to any of them, and express no opinion with respect to any representations, warranties, covenants or facts set forth in any of the foregoing.

In rendering the following opinions, we are expressing no opinion as to Federal or state laws relating to voidable or fraudulent transfers and we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.         The Company is a corporation validly existing and in good standing under the laws of the State of New Jersey. The Company has all requisite corporate power and authority under the New Jersey Business Corporation Act (Title 14A of the New Jersey Revised Statutes) to enter into, execute, deliver and perform its obligations under the Supplemental Indenture, including the Guarantee contained therein and in the Base Indenture.

2.         The execution and delivery by the Company of the Supplemental Indenture (including the Guarantee contained therein), the performance of the Company’s obligations thereunder and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company.

3.         No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, or exemption by, any New Jersey governmental body or authority, or subdivision thereof or any other person or entity is required to authorize the Company, or is required on the Company’s part in connection with the execution, validity, delivery and performance by the Company of the Guarantee under the laws of New Jersey applicable to the Company.

4.         The execution, delivery and performance by the Company of the Supplemental Indenture (including the Guarantee contained therein) will not violate or conflict with any provision of, or constitute a default under, the Company’s Governing Documents, and will not violate any New Jersey law, rule or regulation applicable to the Company.

DOCS Global, Inc.

May 8, 2024

The opinions and other matters in this opinion letter are qualified in their entirety and subject to the following:

(A)	We are members of the bar of the State of New Jersey, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New Jersey.

(B)	This opinion letter and the opinions contained herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person, or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no other opinions are implied or are otherwise to be inferred.

(C)	We have not been called upon to, and accordingly do not, express any opinion as to the enforceability of any Transaction Document.

We understand that Cahill Gordon & Reindel LLP (“Cahill”) will rely as to matters of New Jersey law, as applicable, upon this opinion in connection with any legal opinion that they may be required to give with respect to the Registration Statement. In connection with the foregoing, we hereby consent to your and Cahill’s relying as to matters of New Jersey law, as applicable, upon this opinion.

We consent to the filing of this opinion as an exhibit to ICON’s Current Report on Form 6-K to be filed on the date hereof, which Form 6-K will be incorporated by reference into the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ LOCKE LORD LLP